EXHIBIT 99.1

Arbutus to Present HBV Data at 2017 AASLD Liver Meeting

VANCOUVER, British Columbia and WARMINSTER, Pa., Oct. 03, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading hepatitis B Virus (HBV) therapeutic solutions company, today announced presentation of data at The Liver Meeting® 2017 organized by the American Association for the Study of Liver Diseases (AASLD) to be held on October 20 – 24, 2017 at the Walter E. Washington Convention Center in Washington, DC.

"Data to be presented at this year’s AASLD conference further validates our HBV drug candidates, ARB-1467 (RNAi agent) and AB-423 (capsid inhibitor), as well as other preclinical assets with complementary mechanisms of action,” said Dr. Mark J. Murray, Arbutus' President and CEO. “We continue to explore the use of our proprietary drug candidates in combination with current standard of care drugs, which has yielded very promising results thus far and strongly supports our goal of curing chronic HBV using a combination regime.”

Presentations Include:

Parallel 5 Session Oral Presentation #40: “HBcrAg, HBV-RNA declines in A Phase 2a Study Evaluating the Multi-dose Activity of ARB-1467 in HBeAg-Positive and Negative Virally Suppressed Subjects with Hepatitis B” by Dr. Kosh Agarwal, MD, Hepatologist and Transplant Physician, Institute of Liver Studies, King's College Hospital, London, UK

  October 22, 2017, 10:45am —11:00am (ET), Hepatitis B: New Therapies
  Summary: We continue to evaluate the utility of hepatitis B core-related antigen (HBcrAg) for monitoring the response to novel chronic HBV treatment. HBcrAg and HBV-RNA have been suggested as additional markers of HBV infection. On treatment HBcrAg and HBsAg reductions were observed following multiple doses. Further studies are needed to determinate the utility of HBcrAg for monitoring the response to novel chronic HBV treatment.

Parallel 5 Session Oral Presentation #42: “Pharmacokinetics and Exploratory Exposure-Response of siRNAs Administered Monthly as ARB-001467 (ARB-1467) in a Phase 2a Study in HBeAg Positive and Negative Virally Suppressed Subjects with Chronic Hepatitis B” by Timothy Eley, Senior Director, Clinical Pharmacology

  October 22, 2017, 11:15am — 11:30am (ET), Hepatitis B: New Therapies
  Summary: Our RNAi (LNP siRNA) agent, ARB-1467, is designed to inhibit viral replication, reduce all HBV transcripts, and lower all viral antigens. In this analysis, we evaluated the pharmacokinetic (PK) data of the siRNA in the monthly dosing cohorts from ARB-1467-002 and explored relationships between the PK data and the HBsAg decline in treated subjects. We found that although mean plasma PK and mean HBsAg decline in HBeAg- subjects were greater with 0.4mg/kg vs. 0.2mg/kg, no meaningful trends between individual PK and HBsAg decline were evident. Based on these results, patient and disease specific factors affecting response require further evaluation. Likewise, additional data from other doses, dosing frequencies and treatment durations for ARB-1467 will enable subsequent assessments of exposure-response.

Poster #929: “In Vivo Study of a LNP siRNA Investigational Agent Applied Sequentially with Immunomodulatory Treatments for Chronic Hepatitis B Infection” by Amy Lee, Senior Director, Research

  October 21, 2017, 2:00pm — 7:30pm (ET), Hepatitis B: New and Approved Treatment
  Summary: Arbutus is pursuing a strategy of developing drug combinations to deliver a cure for chronic HBV infection and we believe that management of HBV surface antigen will be a critical element in the development of curative therapy for patients. Here we conducted a preclinical examination of a combination approach utilizing our LNP siRNA agent, ARB-1740, with other immunomodulatory agents in a mouse model of chronic HBV infection. ARB-1740 combination regimens resulted in increased HBV specific T cells, increased HBs antibody and sustained off-treatment viral control in HBV-tolerized mice. Our data suggests that combining agents with complementary modes of action, applied in specific sequence, may provide improved treatment efficacy in the clinic.

Poster #917: “Single Dose Safety, Tolerability, and Pharmacokinetics of AB-423 in Healthy Volunteers from the ongoing Single and Multiple Ascending Dose Study AB-423-001” by Timothy Eley, Senior Director, Clinical Pharmacology

  October 21, 2017, 2:00pm — 7:30pm (ET), Hepatitis B: New and Approved Treatment
  Summary: Our AB-423 is a potent, orally administered, highly selective HBV capsid inhibitor being developed to treat chronic HBV. Our primary objective of the first-in-human study is to evaluate safety, tolerability, and pharmacokinetics (PK) of AB-423 following single and multiple doses. An interim analysis of single dose cohorts from AB-423 shows that a favorable safety and PK profile supports further evaluation of multiple-dose administration of AB-423.

Poster #953: “Antiviral Characterization of a Next Generation Chemical Series of HBV Capsid Inhibitors In Vitro and In Vivo” by Michael J. Sofia, Chief Scientific Officer

  October 21, 2017, 2:00pm — 7:30pm (ET), Hepatitis B: New and Approved Treatment
  Summary: Capsid inhibitors are promising antiviral agents that exhibit potent inhibition of HBV replication and show favorable antiviral activity, providing a validated target for the development of novel anti-HBV agents that are mechanistically distinct from current standard of care nucleos(t)ide analogs. We optimized a novel series of small molecule capsid inhibitors for drug-like properties and evaluated them for antiviral activities, resulting in a recently nominated capsid inhibitor (AB-506) that has the potential for once daily oral dosing and, pending successful IND-enabling studies, is expected to be the subject of an IND (or equivalent) filing around mid-year 2018.

Poster #923: “Identification and Characterization of AB-452, a Potent Small Molecule HBV RNA Destabilizer In Vitro and In Vivo” by Dimitar Gotchev, Senior Principal Scientist, Chemistry

  October 21, 2017, 2:00pm — 7:30pm (ET), Hepatitis B: New and Approved Treatment
  Summary: We’ve identified a novel class of HBV RNA destabilizers that exhibit potent inhibition of HBsAg and HBeAg production, reduced viral replication, and have favorable in vitro antiviral activity profiles and in combination with other anti-HBV agents. This resulted in a recently nominated HBV RNA destabilizer candidate AB-452 that appears to be well-tolerated in our preclinical in vitro and in vivo safety models. AB-452 has the potential for once daily oral dosing and pending successful IND-enabling studies, is expected be the subject of an IND (or equivalent) filing around mid-year 2018.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Warminster, PA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about Arbutus’ presentation of data at the 2017 AASLD; further validation of Arbutus’ drug candidates ARB-1467 and AB-423 as well as preclinical assets; AB-506 expected IND (or equivalent) filing around mid-year 2018; AB-452 expected IND (or equivalent) filing around mid-year 2018; and discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; expected IND (or equivalent) filings; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604-419-3200
Email: acutler@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com